Exhibit 5.1

November 10, 2025

James River Group Holdings, Inc.

1414 Raleigh Road, Suite 405

Chapel Hill, North Carolina 27517

Post-Effective Amendment to Registration Statement on Form S-4

of James River Group Holdings, Inc.

Ladies and Gentlemen:

We have acted as special New York counsel to James River Group Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of Post-Effective Amendment No. 1 (the “Amendment”) to Registration Statement No. 333-289276 on Form S-4 (the “Registration Statement”). The Registration Statement was initially filed with the Commission by James River Group Holdings, Ltd. (“James River Bermuda”), formerly an exempted company incorporated in Bermuda that, effective as of November 7, 2025 (the “Effective Date”), discontinued its existence under Bermuda law and continued its existence pursuant to Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) as the Company (the “Domestication”).

The Company is filing the Amendment to expressly adopt the Registration Statement, as amended, as its own for all purposes of the Act and the Securities Exchange Act of 1934 and to reflect the completion of the Domestication.

In arriving at the opinions expressed below, we have (a) examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of (i) the Amendment, the Registration Statement and the prospectus included in the Registration Statement, (ii) James River Bermuda’s certificate of corporate domestication (the “Certificate of Domestication”) filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on the Effective Date, (iii) the Company’s certificate of incorporation (the “Certificate of Incorporation” and, together with the Certificate of Domestication, the “Certificates”), filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on the Effective Date (the “Form 8-K”) and (iv) the Company’s By-laws, filed as Exhibit 3.3 to Form 8-K, (b) examined and relied on the original, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Company and its subsidiaries and such certificates of public officials, officers and representatives of the Company and its subsidiaries and other persons as we have deemed appropriate for the purposes of such opinions, (c) examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Company and its subsidiaries and other persons delivered to us and (d) made such investigations of law as we have deemed appropriate as a basis for such opinions.

In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents that we examined, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents examined by us that are certified, conformed, reproduction, photostatic or other copies, (iv) the legal capacity of all natural persons executing documents, (v) that immediately prior to the Domestication, James River Bermuda was duly organized, validly existing and in good standing under the laws of Bermuda, and had the full power, authority and legal right to domesticate in the State of Delaware pursuant to Section 388 of the DGCL, (vi) that, at all times relevant for purposes of rendering our opinions as expressed herein, the laws of Bermuda permitted James River Bermuda to domesticate in the State of Delaware pursuant to Section 388 of the DGCL, (vii) that the discontinuance of James River Bermuda in Bermuda and the domestication of James River Bermuda in the State of Delaware pursuant to Section 388 of the DGCL was duly authorized and duly effected by James River Bermuda in accordance with the laws of Bermuda, (viii) that all necessary action was taken under the applicable laws of Bermuda to authorize and permit James River Bermuda to domesticate in the State of Delaware pursuant to Section 388 of the DGCL and any and all consents, approvals and authorizations from applicable Bermuda governmental authorities required to authorize and permit James River Bermuda to domesticate in the State of Delaware pursuant to Section 388 of the DGCL were obtained, (ix) the issued and outstanding common shares of James River Bermuda as an exempted company limited by shares incorporated under the laws of Bermuda immediately prior to the Domestication were validly issued, fully paid, and non-assessable, and (x) that the shares of common stock, par value $0.0002 per share, of the Company (the “Securities”) are uncertificated and that the statements required by Section 151(f) of the DGCL have been, or will be, furnished in accordance with the DGCL.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that, (1) upon the filing with the Secretary of State and effectiveness of the Certificates, James River Bermuda was domesticated as a corporation in the State of Delaware and the issued and outstanding common shares, $0.0002 par value per share, of James River Bermuda were converted by operation of law into an equivalent number of the Securities and (2) upon the Registration Statement becoming effective under the Act, such Securities were validly issued, fully paid and non-assessable.

In rendering the foregoing opinions, we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the Securities.

The foregoing opinions are limited to the Federal laws of the United States and the DGCL, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion letter as an exhibit to the Amendment. In giving such consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Debevoise & Plimpton LLP

3